OFFICERS' POWER OF ATTORNEY

City of Minneapolis
State of Minnesota

         I, Paula R. Meyer, as President of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                    1933 Act          1940 Act
                                                   Reg. Number       Reg. Number
AXP Bond Fund, Inc.                                  2-51586          811-2503
AXP California Tax-Exempt Trust                      33-5103          811-4646
AXP Discovery Fund, Inc.                             2-72174          811-3178
AXP Equity Select Fund, Inc.                         2-13188           811-772
AXP Extra Income Fund, Inc.                          2-86637          811-3848
AXP Federal Income Fund, Inc.                        2-96512          811-4260
AXP Global Series, Inc.                             33-25824          811-5696
AXP Growth Series, Inc.                              2-38355          811-2111
AXP High Yield Tax-Exempt Fund, Inc.                 2-63552          811-2901
AXP International Fund, Inc.                         2-92309          811-4075
AXP Investment Series, Inc.                          2-11328            811-54
AXP Variable Portfolio-Investment Series, Inc.       2-73115          811-3218
AXP Variable Portfolio-Managed Series, Inc.          2-96367          811-4252
AXP Variable Portfolio-Money Market Series, Inc.     2-72584          811-3190
AXP Variable Portfolio-Income Series, Inc.           2-73113          811-3219
AXP Managed Series, Inc.                             2-93801          811-4133
AXP Market Advantage Series, Inc.                   33-30770          811-5897
AXP Money Market Series, Inc.                        2-54516          811-2591
AXP New Dimensions Fund, Inc.                        2-28529          811-1629
AXP Precious Metals Fund, Inc.                       2-93745          811-4132
AXP Progressive Fund, Inc.                           2-30059          811-1714
AXP Selective Fund, Inc.                             2-10700           811-499
AXP Special Tax-Exempt Series Trust                  33-5102          811-4647
AXP Stock Fund, Inc.                                 2-11358           811-498
AXP Strategy Series, Inc.                            2-89288          811-3956
AXP Tax-Exempt Series, Inc.                          2-57328          811-2686
AXP Tax-Free Money Fund, Inc.                        2-66868          811-3003
AXP Utilities Income Fund, Inc.                     33-20872          811-5522

hereby constitutes and appoints each of Arne H. Carlson, Leslie L. Ogg, William
F. Truscott and Stephen W. Roszell as my attorney-in-fact and agent, to sign for me in my name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 17th day of September, 2002.


/s/ Paula R. Meyer
--------------------------
    Paula R. Meyer